                                                                       EXHIBIT 1

                                     [LOGO]
                          NORTH AMERICAN PALLADIUM LTD.

                          NORTH AMERICAN PALLADIUM LTD.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 25, 2005

Notice is hereby given that the annual meeting of shareholders (the "Meeting") of North American Palladium Ltd. ("NAP" or the "Corporation") will be held at the TSX Broadcast & Conference Centre, The Exchange Tower, 130 King Street West, Toronto, Ontario, Canada on May 25, 2005, at 10:00 a.m. (local time) for the following purposes:

1. to receive the Audited Consolidated Financial Statements of the Corporation for the year ended December 31, 2004 and the report of the Auditors thereon;

2.      to elect directors of the Corporation for the ensuing year;

3. to consider and, if thought fit, approve the appointment of KPMG LLP, Chartered Accountants, as Auditors for the Corporation, and to authorize the directors of the Corporation to fix their remuneration; and

4. to transact such further or other business as may properly come before the Meeting or any adjournment or adjournments thereof.

A copy of the Annual Report including the 2004 Audited Consolidated Financial Statements to be submitted to the Meeting, together with the Management Proxy Circular and form of Proxy with respect to matters to be dealt with at the Meeting, are included herewith.

By resolution of the Board of Directors of the Corporation, shareholders of record at the close of business on March 28, 2005, will be entitled to notice of and to vote at the Meeting in person or by proxy.

DATED at Toronto, Ontario as of the March 16, 2005.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            "Michael P. Amsden" (signed)

                                            Michael P. Amsden
                                            Chairman

Note:   Shareholders who are unable to attend the Meeting in person are requested to complete, date, sign and return the enclosed form of proxy. All forms of proxy must be deposited with Computershare Trust Company of Canada no later than 5 pm (local time) two business days preceding the Meeting or with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof, or in any other manner permitted by law.